EX.99.B1(c)
                          NATIONS FUND PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

              CHANGING THE NAMES OF CLASSES OF STOCK OF THE COMPANY

            Nations Fund Portfolios, Inc., a Maryland corporation having its principal office in Maryland at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors, pursuant to resolution duly adopted by a majority of the Company's Board of Directors at a special meeting of the Company's Board of Directors on February 28, 1996, and pursuant to Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby renames the following sixty billion (60,000,000,000) shares of the Company's one hundred fifty billion (150,000,000,000) shares of authorized common stock, all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one hundred fifty million dollars ($150,000,000.00):

      (a) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations Global Government Income Series is changed to Primary A Shares of Nations Global Government Income Series;

      (b) the name of the ten billion (10,000,000,000) shares classified as Trust B Shares of Nations Global Government Income Series is changed to Primary B Shares of Nations Global Government Income Series;

      (c) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations Pacific Growth Series is changed to Primary A Shares of Nations Pacific Growth Series;

      (d) the name of the ten billion (10,000,000,000) shares classified as Trust B Shares of Nations Pacific Growth Series is changed to Primary B Shares of Nations Pacific Growth Series;

      (e) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations Emerging Markets Series is changed to Primary A Shares of Nations Emerging Markets Series; and

      (f) the name of the ten billion (10,000,000,000) shares classified as Trust B Shares of Nations Emerging Markets Series is changed to Primary B Shares of Nations Emerging Markets Series.

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         The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such classes of shares have not been changed.

         SECOND: Immediately before the renaming of the sixty billion (60,000,000,000) shares as set forth in Article FIRST hereto, the Company's one hundred fifty billion (150,000,000,000) shares of authorized common stock were classified as follows:

         Ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Global Government Income Series; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Global Government Income Series; ten billion (10,000,000,000) shares were classified as Investor N Shares of Nations Global Government Income Series; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Global Government Income Series; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Global Government Income Series; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Pacific Growth Series; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Pacific Growth Series; ten billion (10,000,000,000) shares were classified as Investor N Shares of Nations Pacific Growth Series; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Pacific Growth Series; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Pacific Growth Series; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Emerging Markets Series; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Emerging Markets Series; ten billion (10,000,000,000) shares were classified as Investor N Shares of Nations Emerging Markets Series; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Emerging Markets Series; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Emerging Markets Series.

         THIRD: Following the renaming of the sixty billion (60,000,000,000) shares as set forth in Article FIRST, the Company's one hundred fifty billion (150,000,000,000) shares of authorized common stock, all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one hundred fifty million ($150,000,000.00), are classified as follows:

              (a) ten billion (10,000,000,000) shares are classified as
                  Investor A Shares of Nations Global Government Income Series;

              (b) ten billion (10,000,000,000) shares are classified as Investor
                  C Shares of Nations Global Government Income Series;

              (c) ten billion (10,000,000,000) shares are classified as Investor
                  N Shares of Nations Global Government Income Series;

              (d) ten billion (10,000,000,000) shares are classified as Primary
                  A Shares of Nations Global Government Income Series;

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              (e) ten billion (10,000,000,000) shares are classified as Primary
                  B Shares of Nations Global Government Income Series;

              (f) ten billion (10,000,000,000) shares are classified as
                  Investor A Shares of Nations Pacific Growth Series;

              (g) ten billion (10,000,000,000) shares are classified as Investor
                  C Shares of Nations Pacific Growth Series;

              (h) ten billion (10,000,000,000) shares are classified as Investor
                  N Shares of Nations Pacific Growth Series;

              (i) ten billion (10,000,000,000) shares are classified as Primary
                  A Shares of Nations Pacific Growth Series;

              (j) ten billion (10,000,000,000) shares are classified as Primary
                  B Shares of Nations Pacific Growth Series;

              (k) ten billion (10,000,000,000) shares are classified as
                  Investor A Shares of Nations Emerging Markets Series;

              (l) ten billion (10,000,000,000) shares are classified as Investor
                  C Shares of Nations Emerging Markets Series;

              (m) ten billion (10,000,000,000) shares are classified as Investor
                  N Shares of Nations Emerging Markets Series;

              (n) ten billion (10,000,000,000) shares are classified as Primary
                  A Shares of Nations Emerging Markets Series; and

              (o) ten billion (10,000,000,000) shares are classified as Primary
                  B Shares of Nations Emerging Markets Series.

         The summary and restatement of the total outstanding shares of the Company's common stock in this Article THIRD has not otherwise changed the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of such classes of shares.

         FOURTH: The Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

         FIFTH: The Board of Directors of the Company has renamed the authorized and existing shares as set forth in Article FIRST hereto pursuant to resolution duly adopted.

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         SIXTH:  The Board of Directors has duly authorized the filing of these
Articles Supplementary.


         IN WITNESS WHEREOF, NATIONS FUND PORTFOLIOS, INC. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 20th day of March, 1996. The President of the Company who signed these Articles Supplementary acknowledges them to be the act of the Company, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

                                  NATIONS FUND PORTFOLIOS, INC.



                                  By:   /s/ A. Max Walker
                                        -----------------------------------
                                        A. Max Walker
                                        President and Chairman of the Board

ATTEST:

/s/ Richard H. Blank, Jr.
------------------------------
Richard H. Blank, Jr.
Secretary


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